Exhibit 99.1

Company contact:

Paul Schneider

TorreyPines Therapeutics, Inc.

858-623-5665 X125

pschneider@tptxinc.com

TorreyPines Therapeutics Announces its Board of Directors’ Approval of Plan of Liquidation and Dissolution

LA JOLLA, CA, May 29, 2009 – TorreyPines Therapeutics, Inc. (Nasdaq: TPTX) today announced that its Board of Directors has determined, after consideration of potential strategic and financing alternatives, that it is in the best interests of the Company and its stockholders to liquidate the Company’s assets and to dissolve the Company. The Company’s Board of Directors has unanimously approved a Plan of Liquidation and Dissolution of the Company (the “Plan of Dissolution”) subject to stockholder approval. The Company intends to hold a special meeting of the stockholders to seek approval of the Plan of Dissolution and today it filed related proxy materials with the Securities and Exchange Commission (the “SEC”).

Although the Board of Directors has approved the Plan of Dissolution, the Company continues to seek and will consider any reasonable alternative strategic or financing proposals presented to the Company. The investment firm Merriman Curhan Ford remains engaged as the Company’s financial advisor to assist in the evaluation of strategic options, including the possible sale of the Company or its AMPA/kainite receptor antagonist product candidates. .

The Plan of Dissolution contemplates an orderly wind down of the Company’s business and operations. If the Company’s stockholders approve the Plan of Dissolution, the Company intends to file a certificate of dissolution, satisfy or resolve its remaining liabilities and obligations, including any contingent liabilities and costs associated with the liquidation and dissolution and make reasonable provisions for unknown or unresolved claims and liabilities, if any. Following stockholder approval of the Plan of Dissolution and the filing of the certificate of dissolution, the Company plans to delist its common stock from the Nasdaq Global Market.

IMPORTANT ADDITIONAL INFORMATION HAS BEEN FILED WITH THE SEC.

This press release is for informational purposes only. It is not a solicitation of a proxy. In connection with the Plan of Dissolution, the Company has filed with the Securities and

Exchange Commission a proxy statement and other relevant materials. THE COMPANY’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND THE OTHER RELEVANT MATERIALS BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE PLAN OF DISSOLUTION. Stockholders may obtain a free copy of the proxy statement and the other relevant materials and any other documents filed by the Company with the SEC, at the SEC’s web site at http://www.sec.gov. In addition, the Company will mail a copy of the definitive proxy statement to stockholders of record on the record date for the special meeting of stockholders which has yet to be determined. A free copy of the proxy statement and other documents filed with the SEC by the Company may also be obtained by directing a written request to: TorreyPines Therapeutics, Inc., Attn: Secretary, 11085 North Torrey Pines Road, La Jolla, CA 92037, or by accessing the “Investor Relations” section of the Company’s website at www.tptxinc.com. Stockholders are urged to read the proxy statement and the other relevant materials before making any voting or investment decision with respect to the Plan of Dissolution.

About TorreyPines Therapeutics, Inc.

TorreyPines Therapeutics, Inc. is a biopharmaceutical company which has been committed to providing patients with better alternatives to existing therapies through the research, development and commercialization of small molecule compounds. The company’s goal has been to develop versatile product candidates each capable of treating a number of acute and chronic diseases and disorders such as migraine and chronic pain. The company currently has two ionotropic glutamate receptor antagonist clinical stage product candidates. Further information is available at www.tptxinc.com.

This press release contains forward-looking statements or predictions. Such statements are subject to numerous known and unknown risks, uncertainties and other factors, which may cause TorreyPines’ actual results to be materially different from historical results or from any results expressed or implied by such forward-looking statements. These and other risks which may cause results to differ are described in greater detail in the “Risk Factors” section of TorreyPines’ annual report on Form 10-K for the year ended December 31, 2008 and TorreyPines’ other SEC reports. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. This caution is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All forward-looking statements are qualified in their entirety by this cautionary statement and TorreyPines undertakes no obligation to revise or update this press release to reflect events or circumstances after the date hereof.